Exhibit 10.3

FIFTH AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SWITCH, LTD.

a Nevada limited-liability company

Dated as of [•], 2017

THE SECURITIES REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Section 16.17	Remedies	47
Section 16.18	Descriptive Headings; Interpretation	47

Exhibits

Exhibit A	–	Form of Joinder Agreement
Exhibit B	–	Corporation Equity Plan Guidelines

v

FIFTH AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SWITCH, LTD.

This FIFTH AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”), dated as of [•], 2017, is entered into by and among Switch, Ltd., a Nevada limited-liability company (the “Company”), and its Members (as defined herein).

WHEREAS, the Company was formed by the filing of the Articles (as defined herein) with the Secretary of State of Nevada pursuant to the Act (as defined herein) on November 18, 2003;

WHEREAS, the Company entered into a Fourth Amended and Restated Operating Agreement of the Company, dated as of [•], 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Prior Operating Agreement”), with the members of the Company party thereto (including pursuant to consent and joinders thereto) (collectively, the “Original Members”);

WHEREAS, the Original Members hold Common Units and Incentive Units (as defined in the Prior Operating Agreement, respectively, the “Original Common Units” and the “Original Incentive Units,” respectively, and collectively, the “Original Units”) of the Company;

WHEREAS, the Company desires to have Switch, Inc., a Nevada corporation (the “Corporation”), effect an initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.001 (the “Class A Common Stock”), and in connection therewith, to amend and restate the Prior Operating Agreement as of the Effective Time (as defined herein) to reflect (a) a recapitalization of the Company (as set forth in Section 3.03 hereof) (the “Recapitalization”), (b) the addition of the Corporation as a Member of the Company and its designation as sole Manager (as defined herein) of the Company, and (c) the rights and obligations of the Members of the Company that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Time, at which time the Prior Operating Agreement shall be superseded entirely by this Agreement;

WHEREAS, in connection with the Recapitalization and as of the Effective Time, the Original Units of each Original Member will be canceled and Common Units (as defined herein) will be issued as contemplated by this Agreement;

WHEREAS, the Original Members are the members of the Company as of the Effective Time and after giving effect to the Recapitalization;

WHEREAS, exclusive of the Over-Allotment Option (as defined below), the Corporation will sell shares of its Class A Common Stock to public investors in the IPO and will use the net proceeds received from the IPO (the “IPO Net Proceeds”) to purchase newly issued Common Units from the Company pursuant to that certain IPO Common Unit Purchase Agreement (as defined herein), a substantially final draft of which has been provided to each of the holders of Units prior to the date hereof; and

WHEREAS, the Corporation will issue additional shares of Class A Common Stock in connection with the IPO as a result of the exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”) and the resulting additional net proceeds (the “Over-Allotment Option Net Proceeds”) will be used by the Corporation to purchase newly issued Common Units from the Company pursuant to the IPO Common Unit Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“10% Member” means (i) a Member that holds Units representing a direct Percentage Interest of at least 10% or (ii) a Person that holds, directly and/or indirectly and together with such Person’s Affiliates, Units representing a Percentage Interest of at least 10% provided that the Company has knowledge that such Person (together with such Person’s Affiliates) holds, directly and/or indirectly, Units representing a Percentage Interest of at least 10%.

“Act” means Chapter 86 of the Nevada Revised Statutes, as amended from time to time, or any corresponding provision or provisions of any succeeding or successor law of the State of Nevada; provided, however, that any amendment to the Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the Act as so amended or by such succeeding or successor law, as the case may be. The term “Act” shall refer to the Act as so amended or to such succeeding or successor law only after the appropriate election by the Company, if made, has become effective.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)	reduced for any items described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b)	increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition and the definition of Majority Member, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appraisers” has the meaning set forth in Section 15.02.

“Articles” means the Articles of Organization of the Company filed with the Secretary of State of the State of Nevada in accordance with the Act, as such Articles may be amended from time to time in accordance with the Act.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to a Member, an amount equal to the Distribution Tax Rate multiplied by the estimated or actual taxable income of the Company, as determined for federal income tax purposes, allocated to such Member pursuant to Section 5.05 for the period to which the Assumed Tax Liability relates as determined for federal income tax purposes to the extent not previously taken into account in determining the Assumed Tax Liability of such Member, as reasonably determined by the Manager; provided that, in the case of the Corporation, such Assumed Tax Liability (i) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Section 743(b) of the Code and (ii) shall in no event be less than an amount that will enable the Corporation to meet its tax obligations, including its obligations pursuant to the Tax Receivable Agreement, for the relevant taxable year.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject, which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York or Las Vegas, Nevada generally are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent.

“Change of Control Transaction” means (a) a sale of all or substantially all of the Company’s assets determined on a consolidated basis, (b) a sale of a majority of the Company’s outstanding Units (other than (i) to the Corporation or (ii) in connection with a Redemption or Exchange in accordance with Article XI) or (c) a sale of a majority of the outstanding voting securities of any Material Subsidiary of the Company; in any such case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise; provided, however, that neither (w) a transaction solely between the Company or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries, on the other hand, nor (x) a transaction solely for the purpose of changing the jurisdiction of domicile of the Company, nor (y) a transaction solely for the purpose of changing the form of entity of the Company, nor (z) a sale of a majority of the outstanding shares of Class A Common Stock, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise, shall in each case of clauses (w), (x), (y) and (z) constitute a Change of Control Transaction.

“Class A Common Stock” has the meaning set forth in the recitals to this Agreement.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Corporation.

“Class C Common Stock” means the Class C Common Stock, par value $0.001 per share, of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Redemption Price” means the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange on which the Class A Common Stock is traded or quoted, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then a majority of the Independent Directors shall determine the Common Unit Redemption Price in good faith.

“Common Unitholder” means a Member who is the registered holder of Common Units.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Interest” means the interest of a Member in Profits, Losses and Distributions.

“Contribution Notice” has the meaning set forth in Section 11.01(b).

“Corporate Board” means the Board of Directors of the Corporation.

“Corporate Incentive Award Plan” means the Switch, Inc. 2017 Incentive Award Plan, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 27, 2017, by and among the Company, as borrower, the several lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders, including all exhibits, schedules and attachments thereto as the same may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Distributable Cash” shall mean, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of the Credit Agreement).

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.

“Distribution Tax Rate” shall mean the tax rate determined in the sole discretion of the Manager.

“Effective Time” has the meaning set forth in Section 16.15.

“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by the Company or the Corporation, including the Corporate Incentive Award Plan.

“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) termination of a partnership pursuant to Code Section 708(b)(1)(B), (iii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iv) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” has the meaning set forth in Section 6.10.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Independent Directors” means the members of the Corporate Board who are “independent” under the standards of the principal U.S. securities exchange on which the Class A Common Stock is traded or quoted.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“IPO” has the meaning set forth in the recitals to this Agreement.

“IPO Closing Date” means the closing date of the IPO, which for the avoidance of doubt means the date on which all IPO Net Proceeds required to be delivered pursuant to the Underwriting Agreement have been delivered to the Corporation in respect of its sale of Class A Common Stock excluding any proceeds from the Over-Allotment Option which may be delivered at a subsequent date following exercise of such option.

“IPO Common Unit Purchase” has the meaning set forth in Section 3.03(b).

“IPO Common Unit Purchase Agreement” means that certain Common Unit Purchase Agreement, dated as of the date hereof, by and among the Corporation and the Company.

“IPO Net Proceeds” has the meaning set forth in the recitals to this Agreement.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Majority Members” means the Members (which may include the Manager) holding a majority of the Voting Units then outstanding; provided that, if as of any date of determination, a majority of the Voting Units are then held by the Manager or any Affiliates controlled by the Manager, then “Majority Members” shall mean the Manager together with Members (other than the Manager and its controlled Affiliates) holding a majority of the Voting Units (excluding Voting Units held by the Manager) then outstanding.

“Manager” has the meaning set forth in Section 6.01.

“Material Subsidiary” means any direct or indirect Subsidiary of the Company that, as of any date of determination, represents more than (a) 50% of the consolidated net tangible assets of the Company or (b) 50% of the consolidated net income of the Company before interest, taxes, depreciation and amortization (calculated in a manner substantially consistent with the definition of “Consolidated Net Income” and/or “Consolidated EBITDA” or similar definition(s) appearing therein in the Credit Agreement).

“Member” means, as of any date of determination, (a) each Person named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Net Loss” means, with respect to a Fiscal Year, the excess if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Profit” means, with respect to a Fiscal Year, the excess if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Officer” has the meaning set forth in Section 6.01(b).

“Original Common Units” has the meaning set forth in the recitals to this Agreement.

“Original Incentive Units” has the meaning set forth in the recitals to this Agreement.

“Original Members” has the meaning set forth in the recitals to this Agreement.

“Original Units” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04.

“Over-Allotment Option” has the meaning set forth in the recitals to this Agreement.

“Over-Allotment Option Net Proceeds” has the meaning set forth in the recitals to this Agreement.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means, as among an individual class of Units and with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Units of such class by the total Units of all Members of such class at such time. The Percentage Interest of each member shall be calculated to the 4th decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited-liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Prior Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Quarterly Redemption Date” means, for each quarter beginning with the quarter ended March 31, 2018, the latest to occur of either: (a) the second Business Day after the date on which the Corporation makes a public news release of its quarterly earnings for the prior quarter, (b) the first day of each quarter on which directors and executive officers of the Corporation are permitted to trade under the applicable policies of the Corporation related to trading by directors and executive officers, or (c) such other date as the Corporation shall determine in its sole discretion. The Corporation will deliver notice of the Quarterly Exchange Date to each Member (other than the Corporation) at least seventy-five (75) days prior to each Quarterly Redemption Date.

“Recapitalization” has the meaning set forth in the recitals to this Agreement.

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Units Equivalent” means the product of (a) the Share Settlement, times (b) the Common Unit Redemption Price.

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation and the Original Members (together with any joinder thereto from time to time by any successor or assign to any party to such Agreement).

“Restricted Taxable Year” shall mean any (i) the Taxable Year of the Company ending December 31, 2018, unless the Manager determines otherwise and notifies the Members prior to December 31, 2017, and (ii) any Taxable Year during which the Manager determines the Company does not satisfy the private placement safe harbor of Treasury Regulations Section 1.7704-1(h). Unless the Manager otherwise notifies the Members prior to the commencement of a Taxable Year, each Taxable Year of the Company shall be a Restricted Taxable Year.

“Retraction Notice” has the meaning set forth in Section 11.01(b).

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Share Settlement” means a number of shares of Class A Common Stock equal to the number of Redeemed Units.

“Sponsor Person” has the meaning set forth in Section 7.04(d).

“Subsidiary” means, with respect to any Person, any corporation, limited-liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited-liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distribution Date” has the meaning set forth in Section 4.01(b)(i).

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Tax Matters Partner” has the meaning set forth in Section 9.03(a).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as the date hereof, by and among the Corporation, on the one hand, and the Original Members, on the other hand (together with any joinder thereto from time to time by any successor or assign to any party to such Agreement).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is traded or quoted is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” means the income tax regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Underwriting Agreement” means the Underwriting Agreement, dated as of [•], 2017, by and among the Corporation, the Company, Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp. and Wells Fargo Securities, LLC.

“Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Unitholder” means a Common Unitholder and any Member who is the registered holder of any other class of Units, if any.

“Unvested Corporate Shares” means shares of Class A Common Stock issued pursuant to an Equity Plan that are not Vested Corporate Shares.

“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Voting Units” means (a) the Common Units and (b) any other Units other than Units that by their express terms do not entitle the record holder thereof to vote on any matter presented to the Members generally under this Agreement for approval; provided that (i) no vote by Voting Units shall have the power to override any action taken by the Manager or to remove or replace the Manager, (ii) the Voting Units have no ability to take part in the conduct or control of the Company’s business and (iii) notwithstanding any vote by Voting Units hereunder, the Manager shall retain exclusive management power over the business and affairs of the Company in accordance with Section 6.01(a).

ARTICLE II.

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Company. The Company was formed on November 18, 2003 pursuant to the provisions of the Act.

Section 2.02 Fifth Amended and Restated Operating Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act. On any matter upon which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Act provides that a provision of the Act shall apply “unless otherwise provided in the operating agreement” or words of similar effect, the provisions of this Agreement shall in each instance control.

Section 2.03 Name. The name of the Company shall be “Switch, Ltd.” The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04 Purpose. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement.

Section 2.05 Principal Office; Registered Agent. The principal office of the Company shall be at 7135 South Decatur Boulevard, Las Vegas, Nevada 89118, or such other place as the Manager may from time to time designate. The registered agent for service of process on the Company in the State of Nevada, and the address of such agent, shall be Rob Roy, 7135 South Decatur Boulevard, Las Vegas, Nevada, 89118. The Manager may from time to time change the Company’s registered agent in the State of Nevada.

Section 2.06 Term. The term of the Company commenced upon the filing of the Articles in accordance with the Act and shall continue in existence until termination and dissolution of the Company in accordance with the provisions of Article XIV.

Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III.

MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) Each Original Member previously was admitted as a Member and shall remain a Member of the Company upon the Effective Time.

(b) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a redemption or exchange of Units or otherwise), the Company shall amend and update the Schedule of Members. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. Any reference in this Agreement to the Schedule of Members shall be deemed a reference to the Schedule of Members as amended and as in effect from time to time. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

(c) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

Section 3.02 Units. Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of a single class of Common Units (with an aggregate of [•] Common Units being authorized for issuance by the Company). To the extent required pursuant to Section 3.04(a), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation; provided that as long as there are any Members of the Company (other than the Corporation), then no such new class or series of Units may deprive such Members of, or dilute or reduce, the pro rata share of all Company Interests they would have received or to which they would have been entitled if such new class or series of Units had not been created except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the pro rata share of Company Interests allocated to such new class or series of Units and the number thereof issued by the Company.

Section 3.03 Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units.

(a) Recapitalization. In connection with the Recapitalization, immediately prior to the Effective Time, the aggregate number of [•] Original Common Units and the aggregate number of [•] Original Incentive Units that in each case were issued and outstanding and held by the Original Members prior to the execution and effectiveness of this Agreement are hereby canceled and the Common Units are hereby issued and outstanding as of the Effective Time.

(b) The Corporation’s Common Unit Purchase. Following the Recapitalization, immediately upon the Effective Time, the Corporation will contribute the IPO Net Proceeds in exchange for [•] Common Units pursuant to the IPO Common Unit Purchase Agreement (the “IPO Common Unit Purchase”). The IPO Common Unit Purchase shall be reflected on the Schedule of Members. In addition, to the extent the underwriters in the IPO exercise the Over-Allotment Option in whole or in part, upon the exercise of the Over-Allotment Option, the Corporation will contribute the Over-Allotment Option Net Proceeds to the Company in exchange for a number of newly issued Common Units equal to the number of shares of Class A Common Stock issued by the Corporation in such exercise of the Over-Allotment Option pursuant to the IPO Common Unit Purchase Agreement, and such issuance of additional Common Units shall be reflected on the Schedule of Members. For the avoidance of doubt, the Corporation shall be admitted as a Member with respect to all Common Units it holds from time to time. The parties hereto acknowledge and agree that the IPO Common Unit Purchase will result in a “reevaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

Section 3.04 Authorization and Issuance of Additional Units.

(a) The Company shall undertake all actions requested by the Manager, including a reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) Unvested Corporate Shares, (ii) treasury stock, or (iii) preferred stock or other debt or equity securities (including warrants, options or rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company). In the event the Corporation issues, transfers or delivers from treasury stock or repurchases Class A Common Stock in a transaction not contemplated in this Agreement, the Manager shall take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding Common Units owned by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock, subject to the immediately preceding sentence. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s preferred stock in a transaction not contemplated in this Agreement, the Manager shall have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination by the Manager) are in the aggregate substantially equivalent to the outstanding preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed. The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of Class A Common Stock to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, as contemplated by the first sentence of this Section 3.04(a).

(b) The Company shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement as necessary in connection with the issuance of additional Common Units and admission of additional Members under this Section 3.04 without the requirement of any consent or acknowledgement of any other Member.

Section 3.05 Repurchase or Redemption of Shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law.

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code of any applicable jurisdiction unless thereafter all Units then outstanding are represented by one or more certificates.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10 Corporation Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating an Equity Plan or from issuing shares of Class A Common Stock pursuant to any such Equity Plans. The Corporation may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock, or the issuance of Unvested Corporate Shares), whether taken with respect to or by an employee or other service provider of the Corporation, the Company or its Subsidiaries, in a manner determined by the Corporation, in accordance with the initial implementation guidelines attached to this Agreement as Exhibit B, which may be amended by the Corporation from time to time. The Corporation may amend this Agreement (including Exhibit B) as necessary or advisable in its sole discretion in connection with the adoption, implementation, modification or termination of an Equity Plan. In the event of such an amendment by the Corporation, the Company will provide notice of such amendment to the Members. The Company is expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such Equity Plan, without any further act, approval or vote of any Member or any other Persons.

Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, including any guidelines adopted pursuant to Section 3.10, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV.

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 14.02; and, provided further, that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means either (i) the inability of the Company to pay its debts as they come due in the usual course of business, or (ii) the total assets of the Company being less than the sum of its total liabilities. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to pay dividends or to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)).

(b) Tax Distributions.

(i) On or about each date (a “Tax Distribution Date”) that is five (5) Business Days prior to each due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions) (or, if earlier, the due date for the U.S. federal income tax return of the Corporation, as determined without regard to extensions), the Company shall be required to make a Distribution to each Member of cash in an amount equal to the excess of such Member’s Assumed Tax Liability, if any, for such taxable period over the Distributions previously made to such Member pursuant to this Section 4.01(b) with respect to such taxable period (the “Tax Distributions”). Notwithstanding the foregoing, the Manager may, in its discretion, make such Tax Distributions on a quarterly basis, and any date on which such Tax Distributions are made will be considered a Tax Distribution Date for purposes hereof.

(ii) To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s Percentage Interest. If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.

(iii) In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year, or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.

(iv) Notwithstanding the foregoing, Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member (or its predecessor in interest) only to the extent all previous Distributions to such Member pursuant to Section 4.01(a) with respect to the Fiscal Year are less than the Distributions such Member (and its predecessor in interest) otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(b).

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or the terms of the Credit Agreement.

ARTICLE V.

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02 Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Fiscal Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

Section 5.03 Regulatory Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 4.03(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(f) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04 Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704 1(b)(2)(ii)(g) of the Treasury Regulations), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Fiscal Year of the event requiring such adjustments or allocations.

Section 5.05 Tax Allocations.

(a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using the traditional method, as described in Treasury Regulations Section 1.704-3(b).

(c) If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using the traditional method, as described in Treasury Regulations Section 1.704-3(b).

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) For purposes of determining a Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member.

(f) Allocations pursuant to this Section 5.05 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

Section 5.06 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal withholding or other taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to make contributions to the Company under this Section 5.06 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.06, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled.

ARTICLE VI.

MANAGEMENT

Section 6.01 Authority of Manager.

(a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole manager of the Company (the Corporation, in such capacity, the “Manager”) and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of the Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b) The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. The existing Officers of the Company as of the Effective Time shall remain in their respective positions and shall be deemed to have been appointed by the Manager. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager.

(c) The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. The Members have no right under this Agreement to remove or replace the Manager.

Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). The Members have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05 Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing with the Company at arm’s length or are approved by the Members and otherwise are permitted by the Credit Agreement. The Members hereby approve the IPO Common Unit Purchase Agreement in the form heretofore provided to each such Member, together with such modifications, revisions or amendments as the Manager may approve in its discretion.

Section 6.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, upon consummation of the IPO, the Manager’s Class A Common Stock will be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any subsequent public offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such subsequent public offering, as applicable) after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”), (i) the Manager shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including chief executive officer, president, chief executive officer, chief financial officers, chief operating officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

Section 6.08 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates shall be liable to the Company or to any Member that is not the Manager for any act or omission performed or omitted by the Manager in its capacity as the sole Manager of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s fraud, intentional misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by the Manager or its Affiliates contained herein or in the other agreements with the Company, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company or the Manager; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Manager; or any other Person who has been selected with reasonable care by or on behalf of the Company, or the Manager, in each case as to matters which such Member, Manager or Officer reasonably believes to be within such other Person’s competence, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b) Whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c) Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members.

(d) Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates.

Section 6.09 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.10 Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided further, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII.

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01 Limitation of Liability and Duties of Members.

(a) Except as provided in this Agreement or in the Act, no Member (including the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with the Act and the laws of the State of Nevada, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Act. To the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) Notwithstanding any other provision of this Agreement (subject to Section 6.08 with respect to the Manager), to the extent that, at law or in equity, any Member (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving at the request of the Company as the Manager, an Officer, an employee or another agent of the Company or is or was serving at the request of the Company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for actions not made in good faith and not or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding other than by or in the right of the Company, had reasonable cause to believe the conduct was unlawful, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company shall maintain directors’ and officers’ liability insurance, or make other financial arrangements, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(d) Notwithstanding anything contained herein to the contrary (including in this Section 7.04), the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an Affiliate of the Company who served as a director of the Company or as a Member of the Company by virtue of such Person’s service as a member, director, partner or employee of any such fund prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 7.04 which shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company and the Company (i) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 7.04.

(e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05 Members Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a) Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the Units, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. An electronic mail or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Members holding a majority of the Units entitled to vote on such matter on at least 48 hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Section 7.06 Inspection Rights. The Company shall permit each Member and each of its designated representatives to (i) visit and inspect any of the properties of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (ii) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, (iii) consult with the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries. The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated representatives.

ARTICLE VIII.

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall begin on the first day of January and end on the last day of December each year or such other date as may be established by the Manager.

Section 8.03 Reports. The Company shall deliver or cause to be delivered, within ninety (90) days after the end of each Fiscal Year, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary for the preparation of such Person’s United States federal and applicable state income tax returns.

ARTICLE IX.

TAX MATTERS

Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. On or before March 15, June 15, September 15, and December 15 of each Fiscal Year, the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of such Member’s state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for the prior quarter, which estimate shall have been reviewed by the Company’s outside tax accountants. In addition, no later than the later of (i) March 15 following the end of the prior Fiscal Year, and (ii) 30 Business Days after the issuance of the final financial statement report for a Fiscal Year by the Company’s auditors, the Company shall send to each Person who was a Member at any time during such Fiscal Year, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed IRS Schedule K-1. Each Member shall notify the other Members upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Tax Matters Partner, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members.

Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02. The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code, shall not thereafter revoke such election and shall make a new election pursuant to Section 754 to the extent necessary following any “termination” of the Company or the Subsidiary under Section 708 of the Code. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Tax Controversies.

(a) With respect to Tax Years beginning on or before December 31, 2017, the Corporation is hereby designated the Tax Matters Partner of the Company within the meaning given to such term in Section 6231 of the Code (the Corporation, in such capacity, the “Tax Matters Partner”) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partners shall keep all Members reasonably informed of the progress of any examinations, audits or other proceedings, and all Members shall have the right to observe and participate at their sole expense in any tax proceedings. Notwithstanding the foregoing, the Tax Matters Partners shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Manager. Nothing set forth in this Agreement shall diminish, limit or restrict the rights of any Member under Subchapter C, Chapter 63, Subtitle F of the Code (Code Sections 6221 et seq.).

(b) With respect to Tax Years beginning after December 31, 2017, pursuant to the Revised Partnership Audit Provisions, the Corporation shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the “partnership representative” of the Company (within the meaning given to such term in Section 6223 of the Code) (the “Partnership Representative”) for purposes of the Code. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep all Members fully advised on a current basis of any contacts by or discussions with the tax authorities, and the Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings. Nothing herein shall diminish, limit or restrict the rights of any Member under the Revised Partnership Audit Provisions.

ARTICLE X.

RESTRICTIONS ON TRANSFER OF UNITS; PREEMPTIVE RIGHTS

Section 10.01 Transfers by Members. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the Manager. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, termination of a partnership pursuant to Code Section 708(b)(1)(B), a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer”) pursuant to (i)(A) a Change of Control Transaction, (B) a Redemption or Exchange in accordance with Article XI hereof or (C) a Transfer by a Member to the Corporation or any of its Subsidiaries; (ii) a Transfer by any Member to such Member’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Member or Member’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Units) 50% or more of such entity’s beneficial interests; (iii) the laws of descent and distribution and (iv) a Transfer to a partner, shareholder, member or Affiliated investment fund of such Member; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clauses (ii), (iii) and (iv), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement and, the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer by any Original Member of Common Units to a transferee in accordance with this Section 10.02, such Member (or any subsequent transferee of such Member) shall be required to also transfer an equal number of shares of Class B Common Stock, or Class C Common Stock, as applicable, corresponding to the proportion of such Member’s (or subsequent transferee’s) Common Units that were transferred in the transaction to such transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FIFTH AMENDED AND RESTATED OPERATING AGREEMENT OF SWITCH, LTD., AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND SWITCH, LTD. RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY SWITCH, LTD. TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 10.04 Transfer. Prior to Transferring any Units (other than pursuant to a Change of Control Transaction), the Transferring Holder of Units shall cause the prospective Transferee to be bound by this Agreement as provided in Section 10.02 and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective Transferee to execute and deliver to the Company and the other holders of Units counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) shall be void, and in the event of any such Transfer or attempted Transfer, the Company shall not record such Transfer on its books or treat any purported Transferee of such Units as the owner of such securities for any purpose.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

Section 10.07 Overriding Provisions.

(a) Any Transfer in violation of this Article X shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer could, in the reasonable determination of the Manager:

(i) result in a violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) cause an assignment under the Investment Company Act;

(iii) be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or the Manager is a party; provided that (x) the payee or creditor to whom the Company or the Manager owes such obligation is not an affiliate of the Company or the Manager and (y) such indebtedness, individually or in the aggregate, has an aggregate principal amount then outstanding that is greater than $25,000,000;

(iv) cause the Company to lose its status as a partnership for federal income tax purposes or, without limiting the generality of the foregoing, such Transfer was effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(v) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors);

(vi) cause the Company or any Member or the Manager to be treated as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended;

(vii) cause the Company (as determined by the Manager in its sole discretion) to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provision of the Code; or

(viii) result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)) in any Taxable Year that is not a Restricted Taxable Year.

ARTICLE XI.

REDEMPTION AND EXCHANGE RIGHTS

Section 11.01 Redemption Right of a Member.

(a) Redemption Notice.

(i) Subject to the provisions set forth in this Section 11.01, each Member (other than the Corporation) shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units (the “Redemption Right”) at any time beginning on the earlier of (A) 180 days after the Effective Time or (B) if such Member has entered into a contractual lock-up agreement with the underwriters in connection with the IPO and relating to the shares of the Corporation that may be applicable to such Member, the date such lock-up agreement has been waived or terminated as it applies to such Member. A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods) on which exercise of the Redemption Right shall be completed, which complies with the requirements set forth in Section 11.01(a)(ii) (the “Redemption Date”); provided that (x) the Redemption Date occurs in a Restricted Taxable Year, the Redemption Date must be a date that satisfies the conditions of Section 11.01(a)(ii), and (y) the Company, the Corporation and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further that a Redemption Notice may be conditioned on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(b) or has revoked or delayed a Redemption as provided in Section 11.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all liens and encumbrances, and (B) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z), if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (B) of this Section 11.01(a)(i) and the Redeemed Units.

(ii) Any Redemption Date that occurs in a Restricted Taxable Year must be a Quarterly Redemption Date not less than sixty (60) days after delivery of the applicable Redemption Notice. Any Redemption Date that occurs in a year that is not a Restricted Taxable Year must be not less than seven (7) Business Days nor more than ten (10) Business Days after delivery of the applicable Redemption Notice.

(b) In exercising its Redemption Right, a Redeeming Member shall be entitled to receive the Share Settlement or the Cash Settlement; provided that the Corporation shall have the option (as determined solely by its Independent Directors who are disinterested) as provided in Section 11.02 and subject to Section 11.01(d) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement. Within three (3) Business Days of delivery of the Redemption Notice, the Corporation shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided that if the Corporation does not timely deliver a Contribution Notice, the Corporation shall be deemed to have elected the Share Settlement method. If the Corporation elects the Cash Settlement method, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) within two (2) Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, Company’s and the Corporation’ rights and obligations under this Section 11.01 arising from the Redemption Notice.

(c) In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption; (iv) the Corporation shall have disclosed to such Redeeming Member any material non-public information concerning the Corporation, the receipt of which could reasonably be determined to result in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such redemption pursuant to an effective registration statement; (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided further, that in no event shall the Redeeming Member seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of the Corporation) in order to provide such Redeeming Member with a basis for such delay or revocation. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(c), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing).

(d) The number of shares of Class A Common Stock or the Redeemed Units Equivalent that a Redeeming Member is entitled to receive under Section 11.01(b) (through a Share Settlement or Cash Settlement, as applicable) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date.

(e) In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction. Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption if such Redemption (in the sole discretion of the Manager) could cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code or successor provisions of the Code.

Section 11.02 Election and Contribution of the Corporation. In connection with the exercise of a Redeeming Member’s Redemption Rights under Section 11.01(a), the Corporation shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 11.01(b). The Corporation, at its option (as determined solely by its Independent Directors who are disinterested), shall determine whether to contribute, pursuant to Section 11.01(b), the Share Settlement or the Cash Settlement. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(b), or has revoked or delayed a Redemption as provided in Section 11.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 11.02, and (ii) the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement provided that the Corporation’s Capital Account shall be increased by an amount equal to any Discount relating to such sale of shares of Class A Common Stock in accordance with Section 6.06. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’ rights and obligations under this Section 11.02 arising from the Redemption Notice.

Section 11.03 Exchange Right of the Corporation.

(a) Notwithstanding anything to the contrary in this Article XI, the Corporation may, in its sole and absolute discretion (as determined solely by its Independent Directors who are disinterested), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b) The Corporation may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice.

Section 11.04 Reservation of Shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation) or the delivery of cash pursuant to a Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all Class A Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with the corresponding provisions of the Corporation’s certificate of incorporation.

Section 11.05 Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.

Section 11.06 Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between the Corporation and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.

ARTICLE XII.

ADMISSION OF MEMBERS

Section 12.01 Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Permitted Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.

Section 12.02 Additional Members. Subject to the provisions of Article X hereof, any Person that is not an Original Member may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) counterparts of this Agreement and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XIII.

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XIV.

DISSOLUTION AND LIQUIDATION

Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the decision of the Manager together with the holders of a majority of the then-outstanding Common Units entitled to vote to dissolve the Company;

(b) a Change of Control Transaction that is not approved by the Majority Members;

(c) a dissolution of the Company under Section 86.491(1)(e) of the Act; or

(d) the entry of a decree of judicial dissolution of the Company under Section 86.495 of the Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Liquidation and Termination. On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c) the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Company; and

(d) all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Nevada, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XV.

VALUATION

Section 15.01 Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02 Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the

Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XVI.

GENERAL PROVISIONS

Section 16.01 Power of Attorney.

(a) Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited-liability company in the State of Nevada and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, necessary or appropriate to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 16.02 Confidentiality. The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except (i) in furtherance of the business of the Company, (ii) as reasonably necessary for compliance with applicable law, including compliance with disclosure requirements under the Securities Act and the Exchange Act, and securities laws of other jurisdictions, or (iii) as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to the Manager and each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of the Manager or each Member at the time of disclosure by the Company; (b) before or after it has been disclosed to the Manager or each Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (c) is approved for release by written authorization of the Chief Executive Officer of the Company or of the Corporation; (d) is disclosed to the Manager or such Member or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (e) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information.

Section 16.03 Amendments. This Agreement may be amended or modified (a) by the Corporation, as provided in Section 3.10 of this Agreement or (b) upon the consent of the Majority Members; provided, that, solely for purposes of clause (b) of this Section 16.03, the second reference to “a majority” in the definition of Majority Members shall be deemed to be “thirty-three percent (33%) or more”. Notwithstanding the foregoing, no amendment or modification (x) to this Section 16.03 may be made without the prior written consent of the Manager and each of the Members, (y) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter, and (z) to any of the terms and conditions of Article VI or Section 14.01 (and related definitions as used directly or indirectly therein) may be made without the prior written consent of the Manager, which consent may be given or withheld in the Manager’s sole discretion.

Section 16.04 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 16.05 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service or transmission via e-mail (provided confirmation of transmission is received). The Company’s address is:

to the Company:

Switch, Ltd.

7135 South Decatur Boulevard,

Las Vegas, Nevada 89118

Attn: Rob Roy, Chairman and Chief Executive Officer

E-mail: robroy@switch.com

with a copy (which copy shall not constitute notice) to:

Switch, Ltd.

7135 South Decatur Boulevard,

Las Vegas, Nevada 89118

Attn: Corporate Secretary

E-mail: secretary@switch.com

and

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attn: Shayne Kennedy

E-mail: shayne.kennedy@lw.com

Section 16.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 16.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 16.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Any dispute relating hereto shall be heard in the state or federal courts of the State of Nevada, and the parties agree to jurisdiction and venue therein.

Section 16.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 16.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 16.13 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.14 Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 16.14.

Section 16.15 Effectiveness. This Agreement shall be effective immediately prior to the time at which the IPO closes on the IPO Closing Date (the “Effective Time”). The Prior Operating Agreement shall govern the rights and obligations of the Company and the other parties to this Agreement in their capacity as Unitholders prior to the Effective Time.

Section 16.16 Entire Agreement. This Agreement, those documents expressly referred to herein (including the Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with the Prior Operating Agreement with any member of the board of managers at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Prior Operating Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

Section 16.17 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 16.18 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall mean, “including, without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

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The undersigned hereby agree(s) to be bound by all of the terms and provisions of the Fifth Amended and Restated Operating Agreement of Switch, Ltd. as of the date first set forth above.

SWITCH, LTD. By: Switch, Inc., its Manager

By:
Name: [•]
Title: [•]

SWITCH, INC.

By:
Name: [•]
Title: [•]

[MEMBER]

By:
Name:
Title:

[MEMBER]

By:
Name:
Title:

SIGNATURE PAGE

TO

FIFTH AMENDED AND RESTATED OPERATING AGREEMENT OF SWITCH, LTD.

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                     , 20         (this “Joinder”), is delivered pursuant to that certain Fifth Amended and Restated Operating Agreement, dated as of [•], 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Operating Agreement”) by and among Switch, Ltd., a Nevada limited-liability company (the “Company”), Switch, Inc., a Nevada corporation and the manager of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Operating Agreement.

1.	Joinder to the Operating Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the Operating Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Operating Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Operating Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the Operating Agreement to the undersigned shall be directed to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

SWITCH, LTD.

By:	SWITCH, INC., its Manager

By:
Name:	[•]
Title:	[•]

Exhibit B

Corporation Stock Incentive Plan Implementation Guidelines

SWITCH, INC.

2017 INCENTIVE AWARD PLAN

Policy Regarding Certain Equity Issuances

All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Switch, Inc. 2017 Incentive Award Plan (the “Plan”).

Pursuant to Sections 3(a) and 10(q) of the Plan, this Policy Regarding Certain Equity Issuances (this “Policy”), effective as of [•], 2017, is established to provide for the method by which shares of Common Stock or other securities and/or payment therefor may be exchanged or contributed between Switch, Inc. (the “Company”) and Switch, Ltd. (the “Operating Company”), or any Subsidiary, or may be returned to the Company upon any forfeiture of shares of Common Stock or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and its Subsidiaries remains at arm’s-length.

This Policy may be modified, supplemented or terminated at any time and from time to time in the Company’s discretion. In the event of any conflict between the Fifth Amended and Restated Operating Agreement of Switch, Ltd., dated as of [•], 2017 (the “Operating Agreement”) or the Plan and this Policy, the Operating Agreement or Plan, as applicable, will control. In the event of any conflict between the Operating Agreement and the Plan, unless explicitly stated otherwise, the Operating Agreement will control.

1.	Restricted Stock Awards

a.	Transfers of Restricted Stock to Company Employees, Company Consultants or Company Directors. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Company and Directors (collectively, “Company Service Providers”) in consideration for services performed by such Company Service Providers:

i.	Issuance of Restricted Stock.

A.	The Company shall issue such number of shares of Common Stock as are to be issued to the Company Service Provider in accordance with the terms of the Plan.

B.	Concurrently with or prior to such issuance, a Company Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Company in exchange for the issuance of the Restricted Stock.

C.	Prior to the Vesting Date, the Company shall pay dividends to the holder of the Restricted Stock and make any other payments to the Company Service Provider as the terms of the Restricted Stock award provide for. The Company and the Operating Company shall treat such payments as having been made by the Company, and the Company shall report such payments as compensation to the Company Service Provider for all purposes. Prior to the Vesting Date (as defined below), the Operating Company shall pay to the Company the amount of any such payments the Company is required to pay to the Company Service Provider, as a reimbursement of Company expenses pursuant to Section 6.06 of the Operating Agreement.

ii.	Vesting of Restricted Stock. On the date when the value of any share of Restricted Stock is includible in taxable income (with respect to each such share, the “Vesting Date”) of the Company Service Provider, the following events shall occur or be deemed to have occurred:

A.	If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Company for the compensation expense equal to the amount includible in taxable income of the Company Service Provider.

B.	The Operating Company shall issue to the Company on the Vesting Date a number of Common Units (as defined in the Operating Agreement) equal to the number of such shares of Restricted Stock that are includible in the taxable income of the Company Service Provider as of the applicable Vesting Date in consideration for a deemed Capital Contribution from the Company in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value (as defined in the Operating Agreement).

b.	Transfers of Restricted Stock to Employees and Consultants of the Operating Company. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Operating Company in consideration for services performed by such Employees and Consultants for the Operating Company or its Subsidiaries:

i.	Issuance of Restricted Stock.

A.	The Company shall issue such number of shares of Common Stock as are to be issued to the Employee or Consultant of the Operating Company in accordance with the terms of the Plan.

B.	Concurrently with or prior to such issuance, an Employee or Consultant of the Operating Company shall pay the purchase price (if any) of the Restricted Stock to the Company in exchange for the issuance of the Restricted Stock.

C.	The Company shall transfer any such purchase price to the Operating Company. For tax purposes, any such purchase price shall be treated as paid by the Employee or Consultant of the Operating Company to the Operating Company as the employer of the Employee or the recipient of the Consultant’s services (i.e., not a capital contribution).

D.	Prior to the Vesting Date, the Company shall pay dividends to the holder of the Restricted Stock and make any other payments to the Employee or Consultant of the Operating Company as provided by the terms of the Restricted Stock award, provided that the Operating Company shall reimburse the Company for such amounts and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s distributions to the Company with respect to the Common Units held by the Company, the Operating Company shall make an additional payment to the Company in the amount of this reimbursement, which shall not be treated as a partnership distribution. The Company and the Operating Company shall treat such payments as having been made by the Operating Company (and not by the Company) to such Employee or Consultant, and the Operating Company shall report such payments as compensation to the Employee or Consultant of the Operating Company for all purposes.

ii.	Vesting of Restricted Stock. On the Vesting Date of any shares of Restricted Stock of the Employee or Consultant of the Operating Company, the following events shall occur or be deemed to have occurred:

A.	The Company shall be deemed to sell to the Operating Company (or, if the Employee or Consultant of the Operating Company is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Company, such shares of Restricted Stock that are includible in the taxable income of the Employee or Consultant of the Operating Company on such Vesting Date (the “Operating Company Purchased Restricted Stock”). The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Company for Operating Company Purchased Restricted Stock shall be an amount equal to the product of (x) the number of Operating Company Purchased Restricted Stock and (y) the Fair Market Value of a share of Common Stock on the Vesting Date.

B.	The Operating Company (or any Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Restricted Stock to the Participant at no additional cost, as additional compensation.

C.	The Operating Company shall issue to the Company on the Vesting Date a number of Common Units equal to the number of shares of Operating Company Purchased Restricted Stock in consideration for a deemed Capital Contribution from the Company in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value. In the case where an Employee or Consultant of the Operating Company is an employee or service provider to a Subsidiary of the Operating Company, then the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

2.	Restricted Stock Unit and Other Stock or Cash Based Awards. The following shall apply to all Restricted Stock Units and Other Stock or Cash Based Awards (other than cash awards) granted under the Plan and settled in shares of Common Stock:

a.	Transfers of Common Stock to Company Service Providers. The Company shall issue such number of shares of Common Stock as are to be issued to the Company Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to a Company Service Provider in accordance with Section 6 or 7 of the Plan and, as soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.	If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Company for the compensation expense equal to the amount includible in taxable income of the Company Service Provider with respect to such Award.

ii.	The Operating Company shall issue to the Company on the date of settlement a number of Common Units equal to the number of shares of Common Stock issued in settlement of the Restricted Stock Unit or applicable Other Stock or Cash Based Award in consideration for a deemed Capital Contribution from the Company in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value.

b.	Transfer of Common Stock to an Employee or Consultant of the Operating Company. The Company shall issue such number of shares of Common Stock as are to be issued to an Employee or Consultant of the Operating Company in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to an Employee or Consultant of the Operating Company in accordance with Section 6 or 7 of the Plan and, as soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.	The Company shall be deemed to sell to the Operating Company (or, if the Employee or Consultant of the Operating Company is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Company, the number of shares of Common Stock (the “Operating Company Purchased RSU/Other Award Shares”) equal to the number issued in settlement of the Restricted Stock Units or Other Cash or Stock Based Awards. The deemed price paid by the Operating Company (or Subsidiary of the Operating Company) to the Company for Operating Company Purchased RSU/Other Award Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased RSU/Other Award Shares and (y) the Fair Market Value of a share of Common Stock at the time of settlement.

ii.	The Operating Company (or Subsidiary of the Operating Company) shall be deemed to transfer such shares of Common Stock to the Participant at no additional cost, as additional compensation.

iii.	The Operating Company shall issue to the Company on the date of settlement a number of Common Units equal to the number of Operating Company Purchased RSU/Other Award Shares in consideration for a deemed Capital Contribution from the Company in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value. In the case where an Employee or Consultant of the Operating Company is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.	Other Full-Value Awards. To the extent the Company grants full-value Awards (other than Restricted Stock, Restricted Stock Units and Other Stock and Cash Based Awards), the provisions of this Section 2 shall apply mutatis mutandis with respect to such full-value Awards, to the extent applicable (as determined by the Administrator).

3.	Stock Options. The following shall apply to Options granted under the Plan:

a.	Transfer of Common Stock to a Company Service Provider. As soon as reasonably practicable after receipt by the Company, pursuant to Section 5(e) of the Plan, of payment for the shares of Common Stock with respect to which an Option (which in the case of a Company Service Provider was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Service Provider:

i.	The Company shall transfer to the holder of such Option the number of shares of Common Stock equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is exercised.

ii.	The Company, shall, as soon as practicable after such exercise, make a Capital Contribution to the Operating Company in an amount equal to the exercise price paid to the Company by such Participant in connection with the exercise of the Option. If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Company for the compensation expense equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option less the exercise price paid to the Company by such Participant in connection with the exercise of the Option. Notwithstanding the amount of the Capital Contribution actually made pursuant to this Section 3(a)(ii), the Company shall be deemed to have contributed to the Operating Company as a Capital Contribution, in lieu of the Capital Contribution actually made, an amount equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option.

iii.	The Operating Company shall issue to the Company, on the date of the deemed Capital Contribution described in Section 3(a)(ii) hereof, a number of Common Units equal to the number of newly issued shares of Common Stock pursuant to Section 3(a)(i) hereof, in consideration for the deemed Capital Contribution described in Section 3(a)(ii) hereof.

b.	Transfer of Common Stock to an Employee or Consultant of the Operating Company. As soon as reasonably practicable after receipt by the Company, pursuant to Section 5(e) of the Plan, of payment for the shares of Common Stock with respect to which an Option (which was issued to and is held by an Employee or Consultant of the Operating Company in such capacity), or portion thereof, is exercised by a Participant who is an Employee or Consultant of the Operating Company:

i.	The Company shall transfer to the Participant, on behalf of the Operating Company, the number of shares of Common Stock equal to (A) the amount of the exercise price paid by the Participant to the Company pursuant to Section 5(e) of the Plan divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Operating Company Holder Purchased Shares”).

ii.	The Company shall be deemed to sell to the Operating Company (or, if the Employee or Consultant is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Company, the number of shares of Common Stock (the “Operating Company Purchased Option Shares”) equal to the excess of (A) the number of shares subject to the Option (or portion thereof) that is exercised, over (B) the number of Operating Company Holder Purchased Shares. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Company for Operating Company Purchased Option Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased Option Shares and (y) the Fair Market Value of a share of Common Stock at the time of the exercise.

iii.	The Operating Company (or a Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Option Shares to the Participant at no additional cost, as additional compensation.

iv.	The Operating Company shall issue to the Company on the date of exercise a number of Common Units equal to the sum of the number of Operating Company Holder Purchased Shares and the number of Operating Company Purchased Option Shares in consideration for a deemed Capital Contribution from the Company in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the Fair Market Value. In the case where an Employee or Consultant of the Operating Company is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.	Stock Appreciation Rights. To the extent the Company grants any Stock Appreciation Rights, the provisions of this Section 3 shall apply mutatis mutandis with respect to such Stock Appreciation Rights, to the extent applicable (as determined by the Administrator).

4.	Dividend Equivalent Awards. The following shall apply to Dividend Equivalents granted under the Plan to Employees and Consultants of the Operating Company:

a.	The Company shall make any payments to an Employee or Consultant of the Operating Company under the terms of the Dividend Equivalent award, provided that the Operating Company shall reimburse the Company for such amounts and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s distributions to the Company with respect to Common Units held by the Company, the Operating Company shall make an additional payment to the Company in the amount of this reimbursement, which shall not be treated as a partnership distribution. The Company and the Operating Company shall treat such payments as having been made by the Operating Company (and not by the Company to such Employee or Consultant of the Operating Company), and the Operating Company shall report such payments as compensation to such Employee or Consultant of the Operating Company for all purposes.

5.	Forfeiture, Surrender or Repurchase of Common Stock. If any shares of Common Stock granted under the Plan are (a) forfeited or surrendered by any Service Provider eligible to participate in the Plan (an “Eligible Service Provider”) or (b) repurchased from any Eligible Service Provider by the Company, the Operating Company or a Subsidiary, (i) the shares of Common Stock forfeited, surrendered or repurchased shall be returned to the Company, (ii) the Company (or, if the Eligible Service Provider is an Employee or Consultant of the Operating Company, the Operating Company or a Subsidiary of the Operating Company, as applicable) shall pay the repurchase price (if any) of the repurchased shares of Common Stock to such Eligible Service Provider, and (iii) the Operating Company shall, contemporaneously with to such forfeiture, surrender or repurchase of shares of Common Stock, redeem or repurchase a number of the Common Units held by the Company equal to the number of forfeited, surrendered or repurchased shares of Common Stock, such redemption or repurchase to be upon the same terms and for the same price per Common Unit as such shares of Common Stock are forfeited, surrendered or repurchased.